Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐   Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Virgin Media Finance PLC

(Exact name of obligor as specified in its charter)

England and Wales	160 Great Portland Street London W1W 5QA United Kingdom	98-0425095
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of obligor’s principal executive offices)	(I.R.S. Employer Identification No.)

See Table of Additional Obligors Below

Debt Securities

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Virgin Media Inc.(1)	Delaware	59-3778247
Virgin Media Group LLC (1)	Delaware	20-5117579
Virgin Media Holdings Inc. (1)	Delaware	52-1822078
Virgin Media (UK) Group, Inc. (2)	Delaware	13-3730355
Virgin Media Communications Limited (2)	England and Wales	Not applicable
Virgin Media Investment Holdings Limited (2)	England and Wales	Not applicable

(1)           The address of the principal executive offices of these obligors is 909 Third Avenue, Suite 2863, New York, New York 10022.

(2)           The address of the principal executive offices of these obligors is 160 Great Portland Street London W1W 5QA.

Item 1.    General information.

Furnish the following information as to the Trustee:

(a)     Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

The New York Clearing House Association L.L.C.	New York, N.Y. 10005

(b)     Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.        Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.       Not Applicable.

Item 16.      List of Exhibits.

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.             A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152856).

4.             A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162228.)

6.             The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.             A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in London, England, on the 2nd day of November, 2009.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Lee

	Name:	Michael Lee
	Title:	Senior Associate

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
Cash and balances due from depository institutions
Noninterest-bearing balances and currency and coin	3,228,000
Interest-bearing balances	56,028,000

Securities
Held-to-maturity securities	6,782,000
Available-for-sale securities	39,436,000

Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,319,000
Securities purchased under agreements to resell	50,000

Loans and lease financing receivables
Loans and leases held for sale	0
Loans and leases, net of unearned income	29,318,000
Allowance for loan and lease losses	414,000
Loans and leases, net of unearned income and allowance	28,904,000
Trading assets	6,282,000
Premises and fixed assets (including capitalized leases)	1,115,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	830,000

Intangible assets
Goodwill	4,949,000
Other intangible assets	1,514,000
Other assets	11,560,000
Total assets	162,003,000

Deposits
In domestic offices	57,327,000
Noninterest-bearing	32,885,000
Interest-bearing	24,442,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	74,161,000
Noninterest-bearing	2,846,000
Interest-bearing	71,315,000

Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	414,000
Securities sold under agreements to repurchase	13,000

Dollar amounts in thousands
Trading liabilities	6,144,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	2,695,000
Subordinated notes and debentures	3,490,000
Other liabilities	5,064,000
Total liabilities	149,308,000
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,297,000

Not available
Retained earnings	7,991,000
Accumulated other comprehensive income	(5,097,000)
Other equity capital components	0
Total equity capital	12,326,000
Total liabilities and equity capital	162,003,000